SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2006 (September 30, 2006)

ATLANTIC AMERICAN CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation)	0-3722 (Commission File Number)	58-1027114 (I.R.S. Employer Identification No.)

4370 Peachtree Rd., N.E. Atlanta, Georgia (Address of Principal Executive Offices)		30319 (Zip Code)

Registrant's Telephone Number, Including Area Code: (404) 266-5500

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3  -   Securities and Trading Markets

Item 3.02  -   Unregistered Sales of Equity Securities

On September 30, 2006, the registrant issued and sold 70,000 shares of its newly created Series D preferred stock, par value $1.00 per share (the “Series D Preferred Stock”) to Gulf Capital Services, Ltd., an affiliate of J. Mack Robinson, the chairman of the board of directors of the registrant and former president and chief executive officer of the registrant, for an aggregate purchase price of $7,000,000 in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Shares of Series D Preferred Stock are convertible into shares of the registrant’s common stock only in the event that (i) Mr. Robinson, together with any of his affiliates, should ever be deemed to beneficially own less than 50.1% of the registrant’s outstanding common stock or (ii) the registrant or its affiliates enter into an agreement providing for the sale or transfer of all of the registrant’s outstanding common stock to an unaffiliated third party, or a merger with a third party, such that after consummation of such a transaction, Mr. Robinson, together with any of his affiliates, would no longer beneficially own at least 50.1% of the registrant’s outstanding common stock. Upon such an occurrence, each share of Series D Preferred Stock would be convertible, at the option of its holder, into shares of the registrant’s common stock at the conversion rate of 25.06 shares of the registrant’s common stock for each share of Series D Preferred Stock, subject to adjustments for certain subdivisions, combinations, dividends, distributions and diluting issues.

Section 5  -   Corporate Governance and Management

Item 5.03  -   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the transaction described in Section 3.02 above, on September 29, 2006 the registrant amended its Restated Articles of Incorporation, as amended (the “Articles”), to designate a new series of preferred stock, the Series D Preferred Stock.

The amendment restates the first sentence of Article V of the Articles, designating 100,000 shares of the registrant’s preferred stock as Series D Preferred Stock, and adds a Statement of Relative Rights and Preferences of the Series D Preferred Stock (the “Series D Statement”) to the Articles.

Pursuant to the Series D Statement:
• dividends on the Series D Preferred Stock will be payable, at the registrant’s option, in cash or in shares of the registrant’s common stock, at an annual rate of 7.25%, prior to and in preference to any declaration and payment of any dividend on the registrant’s common stock and any other class or series of capital stock of the registrant ranking junior to the Series D Preferred Stock in respect of dividends or distributions upon liquidation;
• the Series D Preferred Stock will be convertible into shares of the registrant's common stock as described in Item 3.02 above;
• the Series D Preferred Stock will be redeemable by the registrant, at its sole option, for $100 per share, plus any accrued but unpaid dividends to the date of redemption; and

• the Series D Preferred Stock will not have any voting rights except (i) as required by law and (ii) that for so long as shares of Series D Preferred Stock are outstanding, the registrant shall not, without first obtaining the vote or consent of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, amend or repeal any provision of, or add any provision to, the Articles or the registrant’s bylaws or otherwise materially and adversely affect the preferences, rights, privileges or powers of the Series D Preferred Stock.
A copy of the restated first sentence of Article V of the Articles and the Series D Statement are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.
Section 8 - Other Events
Item 8.01 Other Events
As described above, on September 30, 2006 the registrant issued and sold 70,000 shares of Series D Preferred Stock to an affiliate of J. Mack Robinson, the chairman of the board of directors of the registrant.
Certain directors, executive officers and other shareholders of the registrant are affiliates of, or have a familial relationship with, Mr. Robinson.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
The following exhibits are filed with this Current Report:
Exhibit No.	Exhibit Description
3.1	Text of Amendment to Restated Articles of Incorporation, as amended
3.2	Statement of Relative Rights and Preferences of the Series D Preferred Stock

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC AMERICAN CORPORATION

By: John G. Sample, Jr.
John G. Sample, Jr. Senior Vice President and Chief Financial Officer

                          Date:   October 4, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Text of Amendment to Restated Articles of Incorporation, as amended
3.2	Statement of Relative Rights and Preferences of the Series D Preferred Stock